Exhibit 99.1
Saga Communications, Inc.
Reports 4th Quarter and Year End 2010 Results
Contact:
Samuel D. Bush
313/886-7070
Grosse Pointe Farms, MI — March 15, 2011 — Saga Communications, Inc. (NYSE Amex-SGA) today reported free cash flow increased 10.0% to $21.1 million for the year. Net operating revenue for the year ended December 31, 2010 increased 5.8% over the comparable period in 2009 to $127.8 million. Station operating expense decreased 2.0% to $92.8 million (station operating expense includes depreciation and amortization attributable to the stations). Net income for the period was $15.1 million ($3.58 per fully diluted share) compared to a net loss of $2.6 million (-$.61 per fully diluted share) for the same period last year. The net loss incurred for the quarter and year ended December 31, 2009 was significantly impacted by a $17.3 million non-cash impairment charge.
For the quarter ended December 31, 2010 free cash flow increased 8.7% to $7.2 million. Net operating revenue increased 7.4% from the comparable period in 2009 to $34.1 million. Station operating expense decreased 1.9% to $23.4 million (station operating expense includes depreciation and amortization attributable to the stations). Net income for the period was $4.6 million ($1.08 per fully diluted share) compared to a net loss of $7.4 million (-$1.74 per fully diluted share) for the same period last year.
The Company continues to maintain a solid balance sheet with $13.2 million in cash and certificate of deposit balances as of December 31, 2010. As of December 31, 2010, the Company’s outstanding bank debt was $96.1 million with a trailing 12 month leverage ratio calculated as a multiple of EBITDA of 2.6 times. This compares to a trailing 12 month leverage ratio of 4.3 times as of December 31, 2009.
Capital expenditures in the 4th quarter of 2010 were $1.1 million compared to $0.8 million for the same period last year. For the 2010 fiscal year total capital expenditures were $4.4 million compared to $4.0 million for the comparable period last year. The Company currently expects to spend approximately $5.0 million for capital expenditures during 2011.
Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Selected Supplemental Financial Data tables.
Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The Company owns or operates broadcast properties in 26 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.
Saga’s 4th Quarter and Year End 2010 conference call will be on Tuesday, March 15, 2011 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 332-0345. A transcript of the call will be posted to the Company’s web site.
The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on March 15, 2011 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our annual report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Twelve Months Ended
December 31, 2010 and 2009
(amounts in 000’s except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Operating Results
Net operating revenue	$34,133	$31,784	$127,817	$120,798
Station operating expense	23,408	23,856	92,754	94,647
Corporate general and administrative	1,754	1,813	7,274	7,944
Gain on asset exchange	—	(495)	—	(495)
Impairment of intangible assets	—	17,286	—	17,286

Operating income (loss)	8,971	(10,676)	27,789	1,416
Interest expense	1,260	1,359	5,622	4,948
Other (income) expense, net	29	199	(3,369)	210

Income (loss) before income tax	7,682	(12,234)	25,536	(3,742)
Income tax expense (benefit)	3,115	(4,871)	10,400	(1,161)

Net income (loss)	$4,567	$(7,363)	$15,136	$(2,581)

Earnings (loss) per share
Basic	$1.08	$(1.74)	$3.58	$(0.61)

Diluted	$1.08	$(1.74)	$3.58	$(0.61)

Weighted average common shares	4,236	4,227	4,230	4,207
Weighted average common shares and common share equivalents	4,241	4,227	4,231	4,207

Free Cash Flow
Net income (loss)	$4,567	$(7,363)	$15,136	$(2,581)
Plus: Depreciation and amortization:
Station	1,911	2,057	7,494	8,408
Corporate	61	55	224	221
Deferred tax provision (benefit)	1,455	(4,711)	5,080	(1,145)
Non-cash compensation	212	348	927	1,366
Gain on asset exchange	—	(495)	—	(495)
Impairment of intangible assets	—	17,286	—	17,286
Other (income) expense, net	29	199	(3,369)	210
Less: Capital expenditures	(1,089)	(804)	(4,348)	(4,041)

Free cash flow	$7,146	$6,572	$21,144	$19,229

Balance Sheet Data
Working capital			$18,130	$7,753
Net fixed assets			$65,561	$69,216
Net intangible assets and other assets			$97,683	$96,241
Total assets			$199,803	$202,351
Long term debt (including current portion of $6,121 and $17,078, respectively)			$96,078	$121,078
Stockholders’ equity			$80,078	$64,093

Saga Communications, Inc.
Selected Supplemental Financial Data
For The Three and Twelve Months Ended
December 31, 2010 and 2009
(amounts in 000’s)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended December 31, 2010:
Net operating revenue	$28,997	$5,136	$—	$34,133
Station operating expense	19,828	3,580	—	23,408
Corporate G&A	—	—	1,754	1,754

Operating income (loss)	$9,169	$1,556	$(1,754)	$8,971

Depreciation and amortization	$1,460	$451	$61	$1,972

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended December 31, 2009:
Net operating revenue	$27,382	$4,402	$—	$31,784
Station operating expense	20,325	3,531	—	23,856
Corporate G&A	—	—	1,813	1,813
Gain on asset exchange	—	(495)	—	(495)
Impairment of intangible assets	16,206	1,080	—	17,286

Operating income (loss)	$(9,149)	$286	$(1,813)	$(10,676)

Depreciation and amortization	$1,598	$459	$55	$2,112

			Corporate
	Radio	Television	and Other	Consolidated
Twelve Months Ended December 31, 2010:
Net operating revenue	$109,891	$17,926	$—	$127,817
Station operating expense	79,012	13,742	—	92,754
Corporate G&A	—	—	7,274	7,274

Operating income (loss)	$30,879	$4,184	$(7,274)	$27,789

Depreciation and amortization	$5,772	$1,722	$224	$7,718

			Corporate
	Radio	Television	and Other	Consolidated
Twelve Months Ended December 31, 2009:
Net operating revenue	$104,601	$16,197	$—	$120,798
Station operating expense	80,382	14,265	—	94,647
Corporate G&A	—	—	7,944	7,944
Gain on asset exchange	—	(495)	—	(495)
Impairment of intangible assets	16,206	1,080	—	17,286

Operating income (loss)	$8,013	$1,347	$(7,944)	$1,416

Depreciation and amortization	$6,166	$2,242	$221	$8,629

Saga Communications, Inc.
Selected Supplemental Financial Data
December 31, 2010
(amounts in 000’s except ratios)
(Unaudited)

	Trailing
	Twelve Months Ended
	December 31,
	2010	2009
Trailing 12 Month Consolidated EBITDA (1)
Net income (loss)	$15,136	$(2,581)
Less: Loss on sale of assets	(386)	(210)
Gain on exchange of assets	—	495
Impairment of intangible assets	—	(17,286)
Gain on license downgrade and other gains	3,756	—
Other	46	196

Total exclusions	3,416	(16,805)

Consolidated Adjusted Net Income (1)	11,720	14,224
Plus: Interest expense	5,622	4,948
Income tax expense (benefit)	10,400	(1,161)
Depreciation & amortization expense	7,718	8,629
Amortization of television syndicated programming contracts	732	706
Non-cash stock based compensation expense	927	1,366
Less: Cash television programming payments	(744)	(725)

Trailing twelve month consolidated EBITDA (1)	$36,375	$27,987

Total long-term debt, including current maturities	$96,078	$121,078
Divided by trailing twelve month consolidated EBITDA (1)	36,375	27,987

Leverage ratio	2.6	4.3

(1)	As defined in the Company’s credit agreement.